Exhibit 4.4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF                 , OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO                , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,                , HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY).

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (2) NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF QUALCOMM INCORPORATED THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING

OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(VI) ABOVE. THIS SECURITY MAY NOT BE TRANSFERRED IN VIOLATION OF THE FOREGOING RESTRICTION.

UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

QUALCOMM INCORPORATED

FLOATING RATE NOTES DUE 2019

No. S-

$3,300,000

ISIN USU57238AA21

CUSIP U57238 AA2

QUALCOMM INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                or registered assigns, the principal sum as set forth in the attached Schedule of Increases and Decreases, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, or any other office or agency designated by the Company for that purpose, on May 21, 2019, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest quarterly in arrears on February 20, May 20, August 20 and November 20 of each year other than May 20, 2019, and on the maturity date, commencing on August 20, 2018, on said principal sum at said office or agency, in like coin or currency, at the floating rate of interest described on the Reverse of this Security. Interest on this Security will accrue from the most recent date from which interest has been paid, or if no interest has been paid, from May 20, 2018 until payment of said principal sum has been made or duly provided for. The interest so payable (i) on February 20, May 20, August 20 and November 20 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the February 1, May 1, August 1 or November 1, preceding such February 20, May 20, August 20 and November 20, respectively, and (ii) on the maturity date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on May 1, 2019, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holder of this Security not less than 30 days preceding such special record date or may be paid in any other lawful manner.

The term ‘‘business day’’ means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated:

QUALCOMM Incorporated

By:
Name:	George S. Davis
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Floating Rate Notes due 2019 (S- )]

This is one of the securities designated therein referred to in the within mentioned Indenture.

Dated:

U.S. Bank National Association, as Trustee and Authenticating Agent

By:
Authorized Signatory

[Signature Page to Floating Rate Notes due 2019 (S- )]

REVERSE OF SECURITY

1. Securities.

This security (herein called the “Security”), is one of a duly authorized issue of securities of the Company issued and to be issued in one or more series, pursuant to the Indenture dated as of May 20, 2015 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which this Security is, and is to be, authenticated and delivered. This Security is one of the series designated on the face hereof as “Floating Rate Notes due 2019,” issued in an initial aggregate principal amount of $3,300,000. This Security will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2. This Security is subject to the covenants contained in the Indenture and certain additional covenants contained in the Officers’ Certificate dated May 31, 2018.

3. No Sinking Fund

This Security will not be entitled to the benefit of any sinking fund.

4. Optional Redemption

There will be no optional redemption prior to maturity for this Security.

5. Special Mandatory Redemption

(a) If the Acceptance Time (as defined in the Purchase Agreement) has not occurred on or before 11:59 p.m., New York City time on November 1, 2018 or if, prior to such date, the Purchase Agreement is terminated, this Security will be redeemed at 101% of the principal amount of the Security, plus accrued and unpaid interest hereon to but excluding the redemption date (the “Special Mandatory Redemption”).

(b) Notices of a Special Mandatory Redemption will be sent to each Holder of Securities to be redeemed at its registered address no later than 5 business days after the occurrence of the event triggering such redemption. The date of the Special Mandatory Redemption shall be no earlier than 3 business days and no later than 30 days (or otherwise in accordance with the applicable procedures of DTC) following the transmission of such notice.

(c) If funds sufficient to pay the special mandatory redemption price of this Security on the date of the Special Mandatory Redemption (plus accrued and unpaid interest, if any, to, but excluding, such date) are deposited with the trustee on or before the date of the Special Mandatory Redemption, this Security will cease to bear interest on and after such date.

“Acquisition” means the acquisition of NXP by Qualcomm River Holdings.

“NXP” means NXP Semiconductors N.V.

“Purchase Agreement” means the definitive agreement announced by the Company on October 27, 2016 (as it may be amended) between NXP and Qualcomm River Holdings.

“Qualcomm River Holdings” means Qualcomm River Holdings, B.V.

6. Interest

This Security will bear interest for each interest period at a rate determined by the calculation agent on the interest determination date for such interest period. The calculation agent will be U.S. Bank National Association until such time as the Company appoints a successor calculation agent. The interest rate for a particular interest period will be a per annum rate equal to three-month LIBOR as determined on the interest determination date plus 0.360%. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. The initial interest period for this Security will be the period from and including the original issue date to but excluding the initial interest payment date. Promptly upon determination, the calculation agent will inform the trustee and the Company of the interest rate for the next interest period. Absent manifest error, the determination of the interest rates for this Security by the calculation agent shall be binding and conclusive on the holders of such Security, the trustee and us. A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.’s page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then the Company will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Company will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

All percentages resulting from any calculation of any interest rate for this Security will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 3.876545% (or .03876545) would be rounded to 3.87655% (or .0387655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Upon request from any Holder, the calculation agent will provide the interest rate in effect on the Security, for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

Interest on this Security will be paid to but excluding the relevant interest payment date. Interest on this Security will be computed on the basis of the actual number of days in an interest period and a 360-day year.

If an interest payment date for this Security falls on a day that is not a business day, the interest payment date will be made on the next succeeding business day unless such next succeeding business day would be in the following month, in which case, the interest payment date shall be the immediately preceding business day.

7. Registration Rights Agreement.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of May 31, 2018, among the Company, Goldman Sachs & Co. LLC and Barclays Capital Inc.

8. Acceleration Upon Event of Default.

The Events of Default for this Security are as specified in the Indenture.

9. Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of outstanding securities of any series and affected by such modification or amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such securities).

10. No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

11. Transfer and Exchange.

As provided in the Indenture and subject to certain limitations set forth therein, this Security shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the Registrar will register the transfer as requested if the requirements of the Indenture are satisfied. When this Security is presented to the Registrar with a request to exchange them for an equal principal amount of securities of other denominations, the Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate securities at the Registrar’s request.

12. No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection therewith.

13. Treatment as Owner.

The registered holder of this Security will be treated as the owner of it for all purposes.

14. Payment of Interest.

The Company shall pay the principal of and interest on this Security in immediately available funds to                , or its respective nominees, as the case may be, as the registered holder of this Security.

15. No Liability.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

16. Governing Law.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Security is $3,300,000. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian